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                                                                  Exhibit 10.117

                            CLOSING ESCROW AGREEMENT

            CLOSING ESCROW AGREEMENT ("Agreement"), dated as of August 21, 1996, by and among COSMAR CORPORATION, a Delaware corporation (the "Buyer"), LARRY PALLINI, individually and VINCENT CARBONE, individually (each of whom is refereed to herein as a "Seller" and both of whom are collectively referred to herein as the "Sellers"), LARRY PALLINI, in his capacity as Sellers' Representative and the law firm of TODTMAN, YOUNG, TUNICK, NACHAMIE, HENDLER & SPIZZ, P.C. (the "Escrow Agent").

            The Buyer, the Sellers and Great American Cosmetics, Inc., a New York corporation ("GACI"), are parties to that certain Stock Purchase Agreement, dated as of June 27, 1996 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Buyer is acquiring from Sellers all of the outstanding capital stock of GACI. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Stock Purchase Agreement.

            Sections 1.2 and 1.4 of the Stock Purchase Agreement provide for the payment and delivery by Buyer of a portion of the Purchase Price, consisting of a Closing Deposit (as defined in the Stock Purchase Agreement) in the amount of One Million Dollars ($1,000,000) into the escrow hereby established, to be held and dealt with by the Escrow Agent as herein provided.

            The Sellers hereby designate Larry Pallini to serve as the "Sellers' Representative" for all purposes under this Agreement, to hold such position unless and until the Sellers designate a replacement Sellers' Representative in writing, signed by both Sellers , delivered to the Buyer and Escrow Agent. Each Seller hereby designates the Sellers' Representative to take all actions required or permitted to be taken by the Sellers' Representative hereunder, each Seller agrees to be bound by the acts of the Sellers' Representative hereunder and each Seller acknowledges that the Escrow Agent and the Buyer may rely on the acts of the Sellers' Representative hereunder as if such acts were taken directly by each Seller.

            Accordingly, the parties agree as follows:

            1.    ESTABLISHMENT OF ESCROW ACCOUNT.

                  1.1 ESCROW DEPOSIT. Pursuant to Sections 1.2 and 1.4 of the
            Stock Purchase Agreement, the Closing Deposit (referred to herein as the "Deposit") shall be deposited with the Escrow Agent by the Buyer at the time or times specified therein, such Deposit to be held and disbursed in accordance with the terms hereof.

                  1.2 ACCOUNT. The Escrow Agent agrees to accept the Deposit, to establish and maintain a separate escrow account (the "Account") therefor and to deposit the Deposit in such Account, all as provided herein.


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            2. INVESTMENT OF MONIES IN THE ACCOUNT.

                  2.1 INVESTMENT. The Escrow Agent shall invest all of the
            Deposit in the Account and any income or interest earned or accrued with respect thereto (the "Account Earnings") in the bank account identified on Schedule A hereto. The Escrow Agent shall not change the bank account identified on Schedule A hereto without the prior written consent of the Buyer and the Sellers' Representative. Except as otherwise provided in Section 5.3 hereof, in no event shall the Escrow Agent have any liability for any investment permitted hereunder, including, without limitation, any loss of the principal amount of any investment or in connection with the rate of return on any investment.


                  2.2 BANK ACCOUNT STATEMENT. The Escrow Agent shall make
            available, upon request, monthly Account statements, prepared by the bank with respect to the Account, which shall set forth, with respect to the Account, all income or other items earned on and distributions from or other items charged against the Account. If any distributions are made from the Account, or there are other items charged against the Account, the Escrow Agent shall promptly advise the Buyer and Sellers. Escrow Agent shall have no obligation to maintain any Account records other than the monthly bank statements.

            3. DISTRIBUTIONS FROM THE ACCOUNT; PROCEDURES WITH RESPECT TO
               CLAIMS.

                  3.1 DUTIES LIMITED - DISTRIBUTIONS FROM THE ACCOUNT.

                        (a) On the six-month anniversary of the Closing Date,
                  the Escrow Agent shall cause to be distributed to the Sellers (by wire transfer in immediately available funds pursuant to written wire instructions for each Seller, which instructions shall set forth the amount to be distributed to each Seller) an amount equal to fifty percent (50%) of the balance in the Account on such date, reduced (but not below zero) by an amount equal to one hundred and ten percent (110%) of the aggregate amount of the Disputed Amounts (as defined in Section 3.1(d) below) on such date.

                        (b) On the first anniversary of the Closing Date, the
                  Escrow Agent shall cause to be distributed to the Sellers (by wire transfer in immediately available funds pursuant to written wire instructions for each Seller, which instructions shall set forth the amount to be distributed to each Seller) an amount equal to the entire balance in the Account, reduced (but not below zero) by an amount equal to the aggregate amount of the Disputed Amounts (as defined in Section 3.1(d) below) on such date.

                        (c) If the Buyer has a claim against Sellers for amounts
                  due under Section 8 of the Stock Purchase Agreement, Buyer may deliver a copy to the Escrow Agent of a written notice (with respect to claims against the Sellers for amounts due under
                  Section 8 of the Stock Purchase Agreement, delivered by Buyer to Sellers' Representative), describing the


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                  nature and basis of such claim and indicating the amount
                  (estimated if necessary) (the "CLAIMED AMOUNT") allegedly so owed by Sellers to Buyer (a "CLAIM NOTICE").

                        (d) Unless Sellers' Representative by written notice
                  delivered to Buyer (with respect to claims against the Sellers for amounts due under Section 8 of the Stock Purchase Agreement) (with a copy to the Escrow Agent) (the "OBJECTION NOTICE") objects to the payment requested in a Claim Notice within thirty (30) days after the date the Buyer delivers the Claim Notice to the Sellers' Representative (the "OBJECTION PERIOD"), the Escrow Agent shall release the Claimed Amount promptly to Buyer (pursuant to written instructions from Buyer). Such Objection Notice by Sellers' Representative shall state the portion, if any, of the Claimed Amount as to which Sellers' Representative does not object and the Escrow Agent shall release such portion promptly to Buyer. If Sellers' Representative delivers to the Escrow Agent an Objection Notice within the Objection Period, the Escrow Agent shall not release to Buyer all or any portion of the Claimed Amount as to which Sellers' Representative object until (a) promptly following receipt by the Escrow Agent of joint written instructions from Buyer and Sellers' Representative or (b) the resolution of such objection in accordance with the arbitration procedures set forth in Section 8.5(a) of the Stock Purchase Agreement, which the parties hereto agree shall be the exclusive dispute resolution mechanism under this
                  Section 3.1(f). The aggregate amounts of any Claimed Amounts as to which Sellers' Representative timely objects and any amount specified in a Claim Notice for which the Objection Period has not lapsed, are referred to herein as "Disputed Amounts".

            4. TERMINATION OF THIS ESCROW AGREEMENT. This Agreement shall terminate upon the distribution of all monies held in the Account to the Sellers and/or the Buyer, as the case may be.

            5. DUTIES OF ESCROW AGENT.

                  5.1 DUTIES LIMITED. The Escrow Agent shall perform only the duties expressly set forth herein, and shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement, including but not limited to the Stock Purchase Agreement, except as expressly set forth herein, in performing its duties hereunder. Except as to the due execution and delivery of this Agreement by its duly authorized officers, the Escrow Agent has no responsibility as to the validity of this Agreement or any document related thereto.

                  5.2 RELIANCE. The Escrow Agent may rely upon, and shall incur no liability for acting or refraining from acting upon, any written notice, instruction, request, consent, certificate, statement or other document furnished to it pursuant to this Agreement and believed by it to be genuine and to have been signed or


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            presented by the proper party or parties, and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy, authenticity or content of any such document.

                  5.3 GOOD FAITH. In no event shall the Escrow Agent have any liability for any error of judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing hereunder, except for its own gross negligence or willful misconduct on its part, arising out of or in connection with this Agreement. Buyer, on the one hand, and Sellers together, on the other hand, agree to indemnify the Escrow Agent (severally, as to fifty percent (50%) each, and not jointly and severally) for, and hold it harmless against, any loss, liability, claim or expense arising out of or in connection with its actions as Escrow Agent hereunder, including the reasonable costs and expenses incurred in defending any such claim of liability, except that neither Buyer nor Sellers shall be liable for any loss, liability or expense incurred on account of the gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent may consult with counsel from time to time and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Escrow Agent hereunder or in good faith and in accordance with the opinion of such counsel. The reasonable fees and disbursements of such counsel shall be promptly paid by Buyer and Sellers pursuant to the provisions of Section 7 hereof.

                  5.4 LIMITED NOTICE. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements (whether or not a copy thereof is delivered to the Escrow Agent), other than as expressly set forth herein.

                  5.5 LIMITED ACTIONS. The Escrow Agent shall not take any
            action by reason of any notice or instruction given by any of the parties or by any other person, firm or corporation, except only (i) such notices or instructions as are herein specifically provided for and (ii) orders or process of any court entered or issued with competent jurisdiction. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both Buyer and the Sellers' Representative or by an order of a court of competent jurisdiction.

                  5.6 CONFLICTS. In the event that any of the terms and
            provisions of any other agreement between any of the parties conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects the duties and liabilities of the Escrow Agent.

                  5.7 REPRESENTATION. The Buyer acknowledges that the Escrow
            Agent has represented the Sellers and GACI in connection with the negotiation, execution and closing of the transactions contemplated in the Stock Purchase


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            Agreement. Escrow Agent represents to the Buyer that it does not have and has not had any business relationships with the Sellers or any Affiliate of the Seller (other than the relationship described in the immediately preceding sentence of this Section 5.7) that would cause the Escrow Agent not to act impartially and fairly in carrying out its responsibilities under this Agreement.

                  5.8 BANKRUPTCY OF A PARTY.

                        (a) The obligations of the Escrow Agent to the Sellers
                  hereunder shall not be released, discharged, limited in any way or otherwise effected by any voluntary or involuntary participation by the Buyer in any settlement or composition for the benefit of creditors, through liquidation, receivership, bankruptcy or otherwise, or the Buyer becoming insolvent or bankrupt or otherwise subject to the provisions of any bankruptcy proceeding.

                        (b) The obligations of the Escrow Agent to the Buyer
                  hereunder shall not be released, discharged, limited in any way or otherwise effected by any voluntary or involuntary participation by either of the Sellers in any settlement or composition for the benefit of creditors, through liquidation, receivership, bankruptcy or otherwise, or either of the Sellers becoming insolvent or bankrupt or otherwise subject to the provisions of any bankruptcy proceeding.

                  5.9 DISAGREEMENTS. If any disagreement or dispute arises
            between the parties to this Agreement concerning the meaning or validity of any provision under this Agreement or concerning any other matter relating to this Agreement, the Escrow Agent (i) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (ii) may deposit, in its sole and absolute discretion, the Deposit or that portion of the Escrow Amount it then holds with any New York court and to interplead the parties. Upon such deposit and filing of interpleader, the Escrow Agent shall be relieved of all liability as to the Deposit and shall be entitled to recover from the parties (as to fifty percent (50%) to each of the Buyer, on the one hand, and the two Sellers together, on the other hand) its reasonable attorneys' fees and other costs, including reasonable travel expenses, incurred in commencing and maintaining such action.

                  5.10 DISCLOSURE. No printed or other matter in any language
            (including, without limitation, the Memorandum, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.


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            6. RESIGNATION; SUCCESSOR ESCROW AGENT.

                  6.1 RESIGNATION. The Escrow Agent may resign at any time by giving thirty (30) days' prior written notice of such resignation to Buyer and Sellers' Representative, provided that a replacement, substitute or successor escrow agent is in place pursuant to this
            Section 6.1. If Buyer and Sellers' Representative are unable to agree upon a successor escrow agent within thirty (30) days of receipt of notice from the Escrow Agent, the Escrow Agent may designate its successor, and if the Escrow Agent declines to designate its successor, Buyer shall designate the successor escrow agent. The Escrow Agent shall promptly deliver the Account and any other amounts held by it pursuant to this Agreement to such successor escrow agent and shall thereafter have no further obligations hereunder. Upon receipt of the Account and other amounts, the successor escrow agent shall thereupon be bound by all of the provisions hereof.

                  6.2 TERMINATION. Buyer and Sellers' Representative together may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect. In the event of such termination, Buyer and Seller shall jointly appoint and designate in such termination notice a successor escrow agent and the Escrow Agent shall turn over to such successor escrow agent the Account and any other amounts held by it pursuant to this Agreement. Upon receipt of the Account and other amounts, the successor escrow agent shall thereupon be bound by all of the provisions hereof, and the Escrow Agent shall have no further obligations hereunder.

            7. FEES AND EXPENSES OF ESCROW AGENT. The two Sellers together, on the one hand, and Buyer, on the other hand, shall each pay one-half of the reasonable compensation of the Escrow Agent for the Escrow Agent's services hereunder and all expenses, disbursements and advances (including reasonable attorneys' fees) incurred in carrying out the Escrow Agent's duties hereunder (the "ESCROW AGENT'S FEES"). Sellers and Buyer shall pay their respective portion of the Escrow Agent's Fees directly to the Escrow Agent at the time of Closing and annually thereafter as invoiced.

            8. MISCELLANEOUS.

                  8.1 NOTICES. All notices, requests, demands and other
            communications under this Agreement shall be in writing and shall be deemed given when delivered personally, when received if sent by facsimile transmission, on the date after deposit with an overnight courier if deposited, postage prepaid, addressed as follows or on the third day after mailing if mailed by certified or registered mall, postage prepaid, addressed as follows (or addressed to such other address as may be requested in writing from time to time by a party desiring to change the address to which such communications are to be delivered or mailed):


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                 If to the Sellers:

                 Larry Pallini
                 304A Main Street
                 Roslyn, New York 11576

                 Vincent Carbone
                 19150 Cloister Lake Lane
                 Boca Raton, Florida 33491

                 [Sellers' Representative]

                 Larry Pallini
                 304A Main Street
                 Roslyn, New York 11576

                 With a copy to:

                 Todtman, Young, Tunick, Nachamie,
                 Hendler & Spizz, P.C.
                 425 Park Avenue
                 New York, New York 10022
                 Attention:  Martin Todtman, Esq.
                 Telephone No.: (212) 754-9400
                 Telecopy No.: (212) 754-6262

                 If to the Buyer:

                 Cosmar Corporation
                 c/o Renaissance Cosmetics, Inc.
                 635 Madison Avenue
                 New York, New York 10022
                 Attention:  Mr. Thomas Bonoma, Chairman, President
                             and Chief Executive Officer
                 Telephone No.: (212) 751-3700
                 Telecopy No.:     (212) 373-7868

                 With a copy to:

                 Brownstein Hyatt Farber & Strickland, P.C.
                 Twenty-Second Floor
                 410 Seventeenth Street
                 Denver, Colorado 80202
                 Attention:  John L. Ruppert, Esq.
                 Telephone No.: (303) 534-6335
                 Telecopy No.: (303) 623-1956


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                 If to the Escrow Agent:

                 Todtman, Young, Tunick, Nachamie,
                 Hendler & Spizz, P.C.
                 425 Park Avenue
                 New York, New York 10022
                 Attention:  Martin Todtman, Esq.
                 Telephone No.: (212) 754-9400
                 Telecopy No.: (212) 754-6262

            If any notice is required to be given to both the Escrow Agent and another party, such notice shall be given in a manner that results in the same effective date for each such notice.

                  8.2 GOVERNING LAW. This Agreement shall be governed and
            construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, not including the conflicts of laws provisions thereof.

                  8.3 ENTIRE AGREEMENT. This Agreement is entered into and
            delivered pursuant to the Stock Purchase Agreement and this Agreement and the Stock Purchase Agreement set forth the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

                  8.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  8.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or conditions hereof may be waived, only by a written instrument signed by all of the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other, right, power or privilege hereunder.

                  8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.7 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


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                  8.8 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  8.9 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                COSMAR CORPORATION

                              By:    /s/
                                     ___________________________________________
                              Name:  ___________________________________________
                              Title: ___________________________________________

                              LARRY PALLINI (individually)

                              /s/ Larry H. Pallini
                              __________________________________________________

                              VINCENT CARBONE (individually)

                              /s/ Vincent Carbone, V. Pres.
                              __________________________________________________

                              TODTMAN, YOUNG, TUNICK, NACHAMIE,
                                HENDLER & SPIZZ, P.C. (Escrow Agent)

                              By:    ___________________________________________
                              Name:  ___________________________________________
                              Title: ___________________________________________

                              __________________________________________________
                              (in his capacity as Sellers' Representative)

                              /s/ Larry H. Pallini
                              __________________________________________________


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                                   SCHEDULE A

                                  Bank Account

                             Republic National Bank


                                    Sch. A-1